EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the amended Quarterly Report of Zone 4 Play, Inc. (the "Company") on Form 10-QSB/A for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Shimon Citron, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

      A signed original of this written statement required by Section 906 has been provided to Zone 4 Play, Inc. and will be retained by Zone 4 Play, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: December 20, 2004          /s/ Shimon Citron
                                 --------------------------------------------
                                 Name: Shimon Citron
                                 Title: President and Chief Executive Officer